UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 8, 2020

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 8, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Blue Bird Corporation (the “Company”) met to consider the payment of cash bonuses and the vesting of prior equity awards for management employees, including our senior executive management and named executive officers, under our annual Management Incentive Plan (“MIP”) incentive program and our Omnibus Equity Incentive Plan (“Omnibus Plan”) for the fiscal year ended October 3, 2020.  The Compensation Committee meets in December of each year (our first fiscal quarter) to consider the payment of incentive compensation for the most recently completed fiscal year. The MIP is described in detail in our definitive proxy statement related to the 2020 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission (“SEC”) on January 27, 2020, particularly in the sections “Compensation Discussion and Analysis,” “Summary Compensation Table,” and “Management Incentive Plan.”

The MIP includes annual performance criteria to be met, based on Adjusted EBITDA and Adjusted Free Cash Flow targets; our equity awards (“LTIPs”), consisting of stock options and restricted stock units (“RSUs”), vest annually over a period of three years based in part upon the attainment of the performance criteria under the MIP.  However, the Compensation Committee has authority under our plans to exercise discretion in the payment of awards, and may amend the terms of awards.

The Committee considered the payment of cash bonuses for fiscal year 2020, as well as the vesting of the third tranche of the fiscal 2018 LTIPs, the second tranche of the fiscal 2019 LTIPs, and the first tranche of the fiscal 2020 LTIPs.  The Committee considered a number of factors, including the extraordinary circumstances attributable to the unforeseen COVID 19 pandemic, which caused the MIP performance criteria to become unachievable and unrealistic following the onset of the pandemic.  The Committee also considered the concerted efforts of the executive officers, senior management and all of our employees to respond to the operational and economic challenges facing the Company as a result of the pandemic.

Following full deliberation and in the exercise of its discretion, the Committee determined that no cash bonus would be paid to senior management for fiscal 2020, including our chief executive officer, chief financial officer and other named executive officers (being Phil Horlock, Jeff Taylor, Tom Roberts and Paul Yousif).  A modest cash bonus pool was approved for payment to other employees, below the level of Vice President.  The Committee also determined that a portion of each of the three tranches of the LTIPs should vest, in light of all the factors considered, and approved the vesting of each applicable tranche (fiscal years 2018, 2019 and 2020) at 75%.  As a result, the following total stock options and RSUs vested for the following officers:

	Number of RSU Shares Vested	Number of Options Vested
Phil Horlock, President & CEO	42,910	44,011
Tom Roberts, CAO	11,494	2,314
Paul Yousif, VP, General Counsel & Treasurer, Secretary	2,438	7,504

Jeff Taylor’s LTI awards were not amended as they were not subject to a performance criteria.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS
(d)     Exhibits

Exhibit No.     Description

104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Bird Corporation

Dated:	December 14, 2020	/s/ Paul Yousif
Paul Yousif
General Counsel and Corporate Treasurer